UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14C

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ONCONETIX, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

ONCONETIX, INC.
201 E. FIFTH STREET, SUITE 1900
CINCINNATI, OHIO 45202

DATE FIRST MAILED TO STOCKHOLDERS: ON OR ABOUT NOVEMBER 1, 2024

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

To the Stockholders of Onconetix, Inc.:

On October 2, 2024, Onconetix, Inc. (“Onconetix,” and, together with its subsidiaries, the “Company, “us,” “our” or “we”) entered into the following:

(i)     a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement” and the private placement as contemplated therein, the “PIPE Financing”) among six institutional investors (collectively, the “PIPE Investors”) for certain shares of Series C Preferred Stock (as defined below) and warrants to purchase shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (the “Warrants”), and

(ii)    a Common Stock Purchase Agreement relating to a Committed Equity Facility (the “ELOC Purchase Agreement”) with an institutional investor (the “ELOC Purchaser”), pursuant to which the ELOC Purchaser committed to purchase the Company’s newly issued Common Stock from time to time to provide additional equity financing in support of the general corporate and working capital requirements of the Company and its subsidiaries.

Pursuant to the PIPE Financing, the Company sold and the PIPE Investors agreed to purchase an aggregate of 3,499 shares of Series C convertible preferred stock, par value $0.00001 per share and with a stated value of $1,000 per share (“Stated Value” and each share, a “Series C Preferred Stock”), which includes an issuance of 830 shares of Series C Preferred Stock to the lead investor as consideration for the PIPE Investors’ irrevocable commitment to purchase shares of the Series C Preferred Stock, and Warrants to purchase 591,856 shares of Common Stock (together with the Series C Preferred Stock, the “PIPE Securities”), for aggregate cash proceeds to the Company of $2.0 million. Concurrently with entering into the PIPE Securities Purchase Agreement, the Company also entered into a registration rights agreement with the PIPE Investors, pursuant to which it has agreed to provide the PIPE Investors with certain registration rights related to the shares of Common Stock underlying the shares of Series C Preferred Stock (the “Conversion Shares”) and Warrants (the “PIPE RRA”). Each Series C Preferred Stock is convertible, at the election of its holder, into shares of Common Stock at a conversion rate as set forth in the Certificate of Designation and as detailed below in this Information Statement. Further, each Warrant is exercisable into shares of Common Stock at an exercise price of $4.38, subject to customary price adjustment and cashless exercise provisions.

Pursuant to the ELOC Purchase Agreement, the Company may, from time to time and at its sole discretion, direct the ELOC Purchaser to purchase shares of Common Stock (the “ELOC Shares”) upon the satisfaction of certain conditions set forth in the Common Stock Purchase Agreement at a purchase price per share based on the market price of Common Stock at the time of sale as computed under the ELOC Purchase Agreement. The Company does not have a right to commence any sales of Common Stock to the Purchaser under the ELOC Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the ELOC Purchase Agreement have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the Securities and Exchange Commission (the “SEC”) and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of ELOC Shares to the Purchaser.

Concurrent with the execution of the ELOC Purchase Agreement, the Company entered into a registration rights agreement with the ELOC Purchaser (the “ELOC RRA”), pursuant to which the Company agreed to file a registration statement covering the issuance and sale of the maximum number of ELOC Shares issuable under the ELOC Purchase Agreement as may be permitted under applicable rules. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be filed within 45 days after the closing of the ELOC Purchase Agreement and to have such registration statement effective within 120 days of such closing (or 90 days of such closing if the Company is notified by the SEC that such registration statement will not be reviewed or subject to further review).

The transactions contemplated by the PIPE Securities Purchase Agreement, the ELOC Purchase Agreement, the PIPE RRA, the ELOC RRA, including the issuance of the Series C Preferred Stock, the Warrants, and the ELOC Shares, were approved by the Board of Directors.

The Company’s entry into the PIPE Securities Purchase Agreement and the ELOC Purchase Agreement did not require approval of our stockholders. However, Nasdaq Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “20% Limitation”), at a price (the “Minimum Price”) less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction. Therefore, the issuance of the underlying Common Stock upon the conversion of the Series C Preferred Stock and the exercise of Warrants under the PIPE Financing, as well as the ELOC Shares issuable under the ELOC Purchase Agreement, respectively, implicate Nasdaq Listing Rule 5635(d). Accordingly, neither the Series C Preferred Stock nor the Warrants are, respectively, convertible nor exercisable into shares of Common Stock exceeding the 20% Limitation at less than the Minimum Price, until applicable stockholder approval is obtained. Additionally, subject to certain exceptions, the issuance of ELOC Shares representing more than 19.99% of the total number of shares of Common Stock outstanding immediately prior to execution of the ELOC Purchase Agreement is not permissible until applicable stockholder approval is obtained.

This Notice and the accompanying Information Statement are being furnished to the stockholders of the Company to advise our stockholders that the holders of a majority of the voting power of the issued and outstanding shares of the Company’s Common Stock (the “Voting Stock”) have acted by written consent on October 11, 2024 to approve the issuance of all Common Stock (i) upon either the conversion or exercise of the respective Series C Preferred Stock or Warrants and (ii) in connection with the ELOC Purchase Agreement. Please review the Information Statement included with this Notice for a more complete description of these matters.

Pursuant to Section 228(e) of the General Corporation Law of the State of Delaware, the close of business on October 11, 2024, the date that the holders of a majority of the voting power of the Common Stock delivered to the Company written consent approving the issuance of all Common Stock (i) upon either the conversion or exercise of the respective Series C Preferred Stock or Warrants and (ii) in connection with the ELOC Purchase Agreement, is the record date for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Exchange Act, the actions taken by the holders of a majority of the voting power of the Voting Stock will not become effective until 20 calendar days after the mailing of the Information Statement to the Company’s stockholders, or November 21, 2024. This Notice and accompanying Information Statement are first being mailed to stockholders on or about November 1, 2024.

IMPORTANT NOTICE: THIS NOTICE AND THE COMPANY’S INFORMATION STATEMENT CAN BE ACCESSED DIRECTLY AT THE FOLLOWING INTERNET ADDRESS: https://ir.onconetix.com/.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holders of a majority of the voting power of the Common Stock, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information, and we are not, by sending such Information Statement, asking any of our security holders to vote or take any other action. This Notice and the accompanying Information Statement also serves as the notice required by Section 228 of the General Corporation Law of the State of Delaware of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By the Order of the Board of Directors,
/s/ James Sapirstein
Name:	James Sapirstein
Title:	Non-Executive Chairman

Cincinnati, Ohio
October 31, 2024

ONCONETIX, INC.
201 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202

_____________________________

INFORMATION STATEMENT

_____________________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

General

On October 2, 2024, Onconetix, Inc. (“Onconetix,” and, together with its subsidiaries, the “Company, “us,” “our” or “we”) entered into the following:

(i)     a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement” and the private placement as contemplated therein, the “PIPE Financing”) among six institutional investors (collectively, the “PIPE Investors”) for certain shares of Series C Preferred Stock (as defined below) and warrants to purchase shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (the “Warrants”), and

(ii)    a Common Stock Purchase Agreement relating to a Committed Equity Facility (the “ELOC Purchase Agreement”) with an institutional investor (the “ELOC Purchaser”), pursuant to which the ELOC Purchaser committed to purchase the Company’s newly issued Common Stock from time to time to provide additional equity financing in support of the general corporate and working capital requirements of the Company and its subsidiaries (the “ELOC Financing”).

Capitalized terms used but not defined herein will have the meanings assigned to them in the PIPE Securities Purchase Agreement, Certificate of Designations of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Certificate of Designation”), or Warrants, as the case may be.

On October 1, 2024 the Board of Directors approved the PIPE Securities Purchase Agreement, the ELOC Purchase Agreement and the transactions contemplated thereto, the PIPE RRA, the ELOC RRA, along with the filing of the Certificate of Designation, and on October 2, 2024 the Company consummated the PIPE Financing.

The Company’s entry into the PIPE Securities Purchase Agreement and the ELOC Purchase Agreement did not require approval of our stockholders. However, Nasdaq Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction, which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. Therefore, the issuance of the underlying Common Stock upon the conversion of the Series C Preferred Stock and the exercise of Warrants under the PIPE Financing, as well as the ELOC Shares issuable under the ELOC Purchase Agreement, respectively, implicate Nasdaq Listing Rule 5635(d). Accordingly, neither the Series C Preferred Stock nor the Warrants are, respectively, convertible nor exercisable into shares of Common Stock exceeding the 20% limitation at less than the Minimum Price, until applicable stockholder approval is obtained. Additionally, subject to certain exceptions, the issuance of ELOC Shares representing more than 19.99% of the total number of shares of Common Stock outstanding immediately prior to execution of the ELOC Purchase Agreement is not permissible until applicable stockholder approval is obtained.

This Notice and the accompanying Information Statement are being furnished to the stockholders of the Company to advise our stockholders that the holders of a majority of the voting power of the issued and outstanding shares of the Company’s Common Stock (the “Voting Stock”) have acted by written consent on October 11, 2024 to approve the issuance of Common Stock (i) upon either the conversion or exercise of the respective Series C Preferred Stock or Warrants and (ii) in connection with the ELOC Purchase Agreement.

This Information Statement is being mailed on or about November 1, 2024 to stockholders of record of the Company as of the close of business on October 11, 2024 (the “Record Date”) and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Exchange Act. You are urged to review this Information Statement for a more complete description of transactions contemplated therein.

None of the corporate actions described above may become effective until November 21, 2024, which is 20 calendar days following the date on which this Information Statement is first sent to our stockholders.

Our principal executive offices are located at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202.

Summary of PIPE Financing

Pursuant to the PIPE Financing, the Company sold and the PIPE Investors agreed to purchase an aggregate of 3,499 shares of Series C convertible preferred stock, par value $0.00001 per share and with a stated value of $1,000 per share (“Stated Value” and each share, a “Series C Preferred Stock”), which includes an issuance of 830 shares of Series C Preferred Stock to the lead investor as consideration for the PIPE Investors’ irrevocable commitment to purchase shares of the Series C Preferred Stock, and Warrants to purchase 591,856 shares of Common Stock (together with the Series C Preferred Stock, the “PIPE Securities”), for aggregate cash proceeds to the Company of $2.0 million. Concurrently with entering into the PIPE Securities Purchase Agreement, the Company also entered into a registration rights agreement with the PIPE Investors, pursuant to which it has agreed to provide the PIPE Investors with certain registration rights related to the shares of Common Stock underlying the shares of Series C Preferred Stock (the “Conversion Shares”) and Warrants (the “PIPE RRA”).

Summary of Series C Preferred Stock

Pursuant to the Certificate of Designation, holders of Series C Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. In addition, from and after the occurrence and during the continuance of any Triggering Event, dividends (“Default Dividends”) will accrue on the Stated Value of each share of Series C Preferred Stock at a rate of fifteen percent (15.0%) (the “Default Rate”) per annum.

Each Series C Preferred Stock is convertible, at the election of its holder, into Conversion Shares, at the Conversion Rate (as defined below). Except as otherwise provided in the Certificate of Designations, the number of Conversion Shares issuable upon conversion of any shares of Series C Preferred Stock will be determined by dividing (x) the Conversion Amount of such share of Series C Preferred Stock by (y) the Conversion Price (the “Conversion Rate”). As used herein, the term “Conversion Amount” means, with respect to each share of Series C Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any Default Dividends thereon as of such date of determination plus (3) any other amounts owed to such PIPE Investor pursuant to the terms of the Certificate of Designations or any other Transaction Document; and the term “Conversion Price” means, with respect to each share of Series C Preferred Stock, as of any conversion date or other date of determination, $4.5056, subject to adjustment as provided in the Certificate of Designation.

After the Stockholder Approval (as defined below), in the event a Triggering Event (as defined below) occurs, and subject to certain notice requirements of such occurrence by the Company to the holders of the Series C Preferred Stock, such holder may, at such holder’s option and), by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of shares of Series C Preferred Stock held by such holder into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

With respect to any Alternative Conversion:

“Alternate Conversion Price” means, with respect to any Alternate Conversion that price which will be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 80% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice.

“Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the higher of (i) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (ii) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (i) the number of shares of Common Stock delivered (or to be delivered) to such holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (ii) the quotient obtained by dividing (x) the applicable Conversion Amount that such holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price, without giving effect to the Floor Price.

“Floor Price” means $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market, such lower price as the Company and the Required Holders may agree, from time to time.

Summary of Warrants

As of the Record Date, there were 591,856 Warrants that were issued in connection with the PIPE Financing exercisable into shares of Common Stock.

Exercise Price.    The exercise price of the Warrants is $4.38 (the “Exercise Price”), the Minimum Price (as defined below.) The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of Common Stock issuable upon the exercise of the Warrant also will be adjusted so that the aggregate exercise price will be the same immediately before and immediately after any such adjustment.

Exercise Price Adjustments.    If on an Adjustment Date, the exercise price then in effect is greater than the Market Price then in effect (the “Warrant Adjustment Price”), the exercise price will automatically lower to the Warrant Adjustment Price. As used herein, “Market Price” means, with respect to any Adjustment Date, the greater of (x) the Floor Price and (y) the lowest closing price of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date (each, a “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such applicable Market Price Measuring Period. Only downward adjustments will be made.

Adjustments for Dilutive Issuances or Variable Price Securities.    If and whenever the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or pursuant to the provisions of the Warrant is deemed to have done any of the foregoing, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold any shares of Common Stock for a consideration price per share (the “Warrant New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such granting, issuance or sale (the foregoing a “Warrant Dilutive Issuance”), then, immediately after such Warrant Dilutive Issuance, the exercise price then in effect will be reduced to an amount equal to the Warrant New Issuance Price.

Additionally, if the Company grants, issues or sells (or enters into any agreement to grant, issue or sell) securities at a Variable Price, the warrant holder shall have the right, but not the obligation, in its sole discretion to exercise the Warrants at the Variable Price.

Exercise Period.    The Warrants are exercisable beginning six months after the issuance date (the “Initial Exercisability Date”) and expiring on the third anniversary of the Initial Exercisability Date. The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Cashless Exercise.    If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of the Company Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis pursuant to their terms.

Purchase Rights; Participation Rights.    If the Company issues options, convertible securities, warrants, shares, or similar securities to holders of the Company shares of the Company Common Stock, each Warrant holder has the right to acquire the same as if the holder had exercised its Warrant. The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of the Company’s shares of Common Stock on an “as if converted” basis.

Fundamental Transactions.    The Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company obligations under the Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a Warrant holder will have the right to force the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Adjustment Upon Issuance of Shares of Common Stock.    If the Company enters into any agreement or is deemed to grants, issues or sells any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted issued or sold or deemed to have been granted issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

Summary of ELOC Financing

Pursuant to the ELOC Purchase Agreement, the Company may, from time to time and at its sole discretion, direct the ELOC Purchaser to purchase shares of Common Stock upon the satisfaction of certain conditions set forth in the Common Stock Purchase Agreement at a purchase price per share based on the market price of Common Stock at the time of sale as computed under the ELOC Purchase Agreement.

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the ELOC Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the ELOC Purchase Agreement have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the Purchaser.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.05 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed 100,000 shares at a purchase price equal to the lesser of 90% of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sale price of a share of Common Stock on the applicable Purchase Date for such Fixed Purchase during the full trading day on such applicable Purchase Date. In any case, the Purchaser’s commitment in any single Fixed Purchase may not exceed $10,000.

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.05 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Common Stock Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase, on the immediately following business day, an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the Common Stock Purchase Agreement)

(a “VWAP Purchase”) at a purchase price equal to the lesser of 90% of (i) the closing sale price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement). At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct the Purchaser to purchase, on such same business day, an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 85% of (i) the closing sale price of the Common Stock on the applicable Additional VWAP Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Common Stock Purchase Agreement).

In no event will the Company issue to the Purchaser under the ELOC Purchase Agreement more than 1,658,525 shares of Common Stock, representing 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Common Stock Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) sales of Common Stock are made at a price equal to or in excess of the lower of (A) the closing price immediately preceding the delivery of the applicable notice to the Purchaser and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding the delivery of such notice, such that the sales of such Common Stock to the Purchaser would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

Concurrent with the execution of the ELOC Purchase Agreement, the Company entered into a registration rights agreement with the ELOC Purchaser (the “ELOC RRA”) pursuant to which the Company agreed to file a registration statement covering the issuance and sale of the maximum number of shares issuable under the ELOC Purchase Agreement as may be permitted under applicable rules. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be filed within 45 days after the closing of the ELOC Purchase Agreement and to have such registration statement effective within 120 days of such closing (or 90 days of such closing if the Company is notified by the Securities and Exchange Commission (the “SEC”). that such registration statement will not be reviewed or subject to further review).

Approval of the PIPE Securities Purchase Agreement, the ELOC Purchase Agreement, the PIPE RRA, the ELOC RRA and the Series C Certificate of Designation by the Board of Directors

On October 1, 2024 the Board of Directors approved the PIPE Securities Purchase Agreement, the ELOC Purchase Agreement and the transactions contemplated thereto, the PIPE RRA, the ELOC RRA, along with the filing of the Certificate of Designation. A copy of the PIPE Securities Purchase Agreement, the ELOC Purchase Agreement, the PIPE RRA, the ELOC RRA, the Certificate of Designation, as approved and executed by the parties on October 2, 2024, are attached as Annex A, Annex B, Annex C, Annex D and Annex E respectively. Each of the respective documents have also been filed as exhibits to the Company’s filings with the SEC.

Requirement to Obtain Stockholder Approval

We are subject to the Nasdaq Rules because our Common Stock is currently listed on the Nasdaq Capital Market. Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the Minimum Price, which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “20% Limitation”). “Minimum Price” is defined by Nasdaq Rule 5635(d) as the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction. On October 2, 2024, the date of the PIPE Securities Purchase Agreement, the combined effective Minimum Price relating to the Series C Preferred Stock and Warrant was $4.5056.

We cannot currently determine the total number of Conversion Shares that will be issued or whether such Conversion Shares will be issued at a price less than the Minimum Price because such number depends on the circumstances under which the Series C Preferred Stock may be converted, the timing of any such conversion in accordance with the terms of the Series C Certificate of Designation, and the effective conversion price of the Series C Preferred Stock at such time.

We cannot determine the total number of votes that each share of Series C Preferred Stock will represent at any given time because such number depends on the number of Conversion Shares into which such share of Series C Preferred Stock is convertible into at any given time. Further, in the event the Company issues any security for a consideration per share less than a price equal to the exercise price of the Warrants, the exercise price of the Warrant shall be reduced to an amount equal to such issuance. Such adjustment in the exercise price of the Warrant, if any, could result in an indeterminable amount of Common Stock issued on the exercise of the Warrants. Finally, the shares of Common Stock to be issued to the ELOC Purchaser pursuant to the ELOC Purchase Agreement could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Rule 5635(d).

As a result of the foregoing, in accordance with Nasdaq Rule 5635(d), neither the Series C Preferred Stock nor the Warrants are, respectively, convertible nor exercisable into shares of Common Stock, to the extent that such issuance occurs at a price less than a Minimum Price and such issuance exceeds the 20% Limitation, and subject to certain exceptions, the issuance of ELOC shares in connection with the ELOC Purchase Agreement is not permissible, until the applicable stockholder approval is obtained.

The Action by Written Consent

On October 11, 2024, the holders of a majority of the voting power of our outstanding Voting Stock approved by written consent (the “Written Consent”) the issuance of all Common Stock (i) upon either the conversion or exercise of the respective Series C Preferred Stock or Warrants and (ii) in connection with the ELOC Purchase Agreement. Pursuant to the Exchange Act, the corporate actions approved by the Written Consent will become effective 20 calendar days after this Information Statement is first sent or given to our stockholders, which would be November 21, 2024.

No Voting Required

We are not seeking a vote, authorizations or proxies from you. Our Amended and Restated Certificate of Incorporation, Fourth Amended and Restated Bylaws and Section 228 (“Section 228”) of the General Corporation Law of the State of Delaware (the “DGCL”) provide that stockholders may take action without a meeting of the stockholders and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding Voting Stock holding not less than the minimum number of votes that would be necessary to approve such actions at a stockholders meeting at which all shares entitled to vote thereon were present and voted. The approval, by way of written consent, of at least a majority of the voting power of the outstanding Voting Stock was required to approve the issuance of Common Stock (i) upon either the conversion or exercise of the respective Series C Preferred Stock or Warrants and (ii) in connection with the ELOC Purchase Agreement for purposes of the Nasdaq Rules, and such approval has been obtained and will become effective on November 21, 2024.

As of the Record Date, we had 8,307,668 shares of Common Stock and 3,499 shares of Series C Preferred Stock issued and outstanding. As of the Record Date, each share of Common Stock entitles the holder thereof to one vote and the Series C Preferred Stock does not entitle its holder thereof to vote. Accordingly, as of the Record Date, a total of 8,294,734 shares were entitled to vote.

Notice Pursuant to Section 228

Pursuant to Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. The Notice and this Information Statement serves as the notice required by Section 228.

IMPORTANT NOTICE: THIS NOTICE AND THE COMPANY’S INFORMATION STATEMENT CAN BE ACCESSED DIRECTLY AT THE FOLLOWING INTERNET ADDRESS: https://ir.onconetix.com/.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

Not applicable.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 10,000 shares have been designated Series C Preferred Stock, $0.00001 par value per share.

The transfer agent and registrar for our Common Stock and Series C Preferred Stock is Continental Stock Transfer & Trust Company.

Common Stock

As of the Record Date, there were 8,294,734 shares of Common Stock outstanding and 35 holders of record of our Common Stock.

Voting.    Each holder of Common Stock is entitled to one vote for each share on all matters to be voted upon by the holders of Common Stock.

Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time (in accordance with relevant laws and then-applicable contractual limitations) by our board of directors out of legally available funds.

Liquidation.    In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences.    The Common Stock has no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our Common Stock is admitted for trading on The Nasdaq Capital Market under the symbol “ONCO.”

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders, of which an aggregate of 10,000 shares have been designated as a specific series of preferred stock. As of the date hereof, 3,499 shares of Series C Preferred Stock are currently outstanding.

Series C Preferred Stock

Pursuant to the Certificate of Designations, the Company has authorized the issuance of up to 10,000 shares of Series C Preferred Stock, each having a stated value of $1,000 per share (the “Stated Value”). The Company has issued 3,499 shares of the Company Series C Preferred Stock to the PIPE Investors.

Ranking.    Except (i) for the Series A Preferred Stock of the Company, which shall be Parity Stock, and (ii) to the extent that the Required Holders (as defined in the Securities Purchase Agreement) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Company will be junior in rank to all Series C Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Dividends.    The holders of Series C Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. In addition, from and after the occurrence and during the continuance of any Triggering Event, dividends (“Default Dividends”) will accrue on the Stated Value of each share of Series C Preferred Stock at a rate of fifteen percent (15.0%) (the “Default Rate”) per annum. Default Dividends are payable by way of inclusion of Default Dividends in the Conversion

Amount (as defined below) on each Conversion Date, upon any redemption or upon any required payment upon any Bankruptcy Triggering Event. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), the accrual of Default Dividends will cease to be effective as of the calendar day immediately following the date of such cure; provided that Default Dividends as calculated and unpaid during the continuance of such Triggering Event will continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of such cure of such Triggering Event.

Conversion Rights:

Conversion at Option of Holder.    Each holder is entitled to convert any portion of the outstanding Series C Preferred Stock held by such holder into validly issued, fully paid and non-assessable Conversion Shares at the Conversion Rate. Except as otherwise provided in the Certificate of Designations, the number of Conversion Shares issuable upon conversion of any share of Series C Preferred Stock will be determined by dividing (x) the Conversion Amount of such share of Series C Preferred Stock by (y) the Conversion Price (the “Conversion Rate”). As used herein, the term “Conversion Amount” means, with respect to each share of Series C Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any Default Dividends thereon as of such date of determination plus (3) any other amounts owed to such PIPE Investor pursuant to the terms of the Certificate of Designations or any other Transaction Document; and the term “Conversion Price” means, with respect to each share of Series C Preferred Stock, as of any Conversion Date or other date of determination, $4.5056, subject to adjustment as provided in the Certificate of Designations.

Conversion at the Option of the Holder Upon the Occurrence of a Triggering Event.    After the Stockholder Approval Date (as defined in the Securities Purchase Agreement), if a Triggering Event occurs and is continuing, at any time after the earlier of a holder’s receipt of a Triggering Event Notice and such holder becoming aware of such Triggering Event (such earlier date, the “Alternate Conversion Right Commencement Date”) and ending on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event Notice (such ending date, the “Alternate Conversion Right Expiration Date”, and each such period, an “Alternate Conversion Right Period”), such holder may, at such holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Series C Preferred Stock held by such holder into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

As used herein:

“Alternate Conversion Price” means, with respect to any Alternate Conversion that price which will be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 80% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

“Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the higher of (i) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (ii) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (i) the number of shares of Common Stock delivered (or to be delivered) to such holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (ii) the quotient obtained by dividing (x) the applicable Conversion Amount that such holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price, without giving effect to the Floor Price.

“Floor Price” means $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market, such lower price as the Company and the Required Holders may agree, from time to time.

“Triggering Event Notice” means written notice from the Company delivered to each holder within two Business Days after the occurrence of a Triggering Event) that includes (i) a reasonable description of the applicable Triggering Event, (ii) a certification as to whether, in the reasonable opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (iii) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Alternate Conversion Right Expiration Date.

“Triggering Event” includes, but is not limited to, the following, subject to certain cure periods as set forth in the Certificate of Designations:

(i)     the failure to file a registration statement for the resale of the shares of Common Stock underlying the Series C Preferred Stock and the Warrants, or the failure of the applicable Registration Statement to be declared effective by the SEC, ten (10) days after the applicable deadline;

(ii)    the failure to maintain the effectiveness of a registration statement pursuant to the terms of the Registration Rights Agreement;

(iii)   the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv)   failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within the requisite time frame;

(v)    failure to maintain authorized, but unissued shares equal to 150% of the shares underlying the Series C Preferred Stock and the Warrants;

(vi)   the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness of the Company or any of its Subsidiaries, or a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries;

(vii)  the institution, commencement, court order or decree by or against the Company or any Subsidiary of certain bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors (the “Bankruptcy Triggering Events”);

(viii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(ix)   the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to Material Adverse Effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document;

(x)    a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xi)   any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of the covenants included in the Certificate of Designations;

(xii)  any Series C Preferred Stock remain outstanding on or after April 2, 2026;

(xiii) any Change of Control occurs without the prior written consent of the Required Holders, which consent will not be unreasonably withheld, conditioned or delayed;

(xiv) any Material Adverse Effect occurs; or

(xv)  any provision of any Transaction Document will at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof is contested.

Conversion Price Adjustments.    If on the ninetieth (90th) calendar day and one hundred eightieth (180) calendar day (each an “Adjustment Date”) following the occurrence of the later of (x) the date that Company stockholders approve the transaction and all securities issuable to the PIPE Investors in connection therewith, as required by Nasdaq (“Stockholder Approval”) and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series C Preferred Stock is eligible to be resold without restriction under Rule 144 of the Securities Act, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the Market Price then in effect (the “Adjustment Price”), the Conversion Price will automatically lower to the Adjustment Price. As used herein, “Market Price” means, with respect to any Adjustment Date, the greater of (x) the Floor Price and (y) the lowest closing price of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date (each, a “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such applicable Market Price Measuring Period. Only downward adjustments will be made.

Share Combination Event Adjustment.    In addition to the adjustments set forth above, if at any time and from time to time on or after Stockholder Approval, there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the lowest VWAP during the ten consecutive (10) Trading Day period ending and including the fifth (5) Trading Day immediately preceding the Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective after close of trading on the primary Trading Market, then commencing on the next Trading Day which period will be the “Share Combination Adjustment Period”) is less than the Conversion Price then in effect, then at the close of trading on the primary Trading Market on the last day of the Share Combination Adjustment Period, the Conversion Price then in effect on such fifth (5th) Trading Day will be reduced (but in no event increased) to the Event Market Price, but not less than the Floor Price. Notwithstanding the foregoing, if one or more Share Combination Events occur prior to Stockholder Approval being obtained and a reduction of the Conversion Price did not occur, once Stockholder Approval is obtained, the Conversion Price will automatically be reduced to equal the lowest Event Market Price with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained, but not less than the Floor Price.

Adjustments for Dilutive Issuances or Variable Price Securities.    If and whenever the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or pursuant to the provisions of the Certificate of Designations is deemed to have done any of the foregoing, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold any shares of Common Stock for a consideration price per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect will be reduced to an amount equal to the New Issuance Price.

Additionally, if the Company grants, issues or sells (or enters into any agreement to grant, issue or sell) securities that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price.

Voluntary Adjustment Right.    Subject to the rules and regulations of the Principal Market, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company board of directors.

Change of Control Exchange.    Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series C Preferred Stock for consideration equal to the change of Control Election Price, to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions.    The Certificate of Designations prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the of Common Stock, except as provided in the transaction documents in the PIPE Financing.

Redemption Rights

Optional Redemption by the Company.    At any time, the Company has the right to redeem in cash all, but not less than all, of the Series C Preferred Stock then outstanding at a price (the “Company Optional Redemption Price”) equal to 125% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest closing sale price of the Company’s Common Stock on any Trading Day during the period commencing on the date immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Mandatory Redemption by the Company Upon a Bankruptcy Triggering Event.    Upon the occurrence and continuation of a Bankruptcy Triggering Event, the Company will immediately redeem, in cash, each of the Series C Preferred Stock then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 125% and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company pays the entire payment required, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver will not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event or any right to conversion (or Alternate Conversion), as applicable.

Voting Rights.    The holders of the Series C Preferred Stock have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and are not entitled to call a meeting of such holders for any purpose nor are they entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants.    The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the of Certificate of Designations or Warrants.

Ownership Limitation.    In no event may any Series C Preferred Stock be converted (or Warrants be exercised) and shares of Common Stock be issued to any holder if after giving effect to the issuance of shares of Common Stock upon such conversion of the Series C Preferred Stock (or exercise of the Warrants), the holder (together with its affiliates, if any) would beneficially own more than 4.99% of the outstanding shares of Common Stock, which we refer to herein as the “PIPE Blocker”). The PIPE Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of the Series C Preferred Stock (or Warrants), except that any raise will only be effective upon 61-days’ prior notice to the Company.

Exchange Right.    If the Company or any of its Subsidiaries consummates any Subsequent Placement (other than with respect to Excluded Securities (as defined in the Securities Purchase Agreement)), and a holder elects in writing to the Company to participate in such Subsequent Placement, each such holder may, at the option of such holder as elected in writing to the Company, exchange all, or any part, of the Series C Preferred Stock of such holder into the securities in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at 120% of the Conversion Amount of the Series C Preferred Stock delivered by such holder in exchange therefor); provided that any such exchange will be subject to all applicable Nasdaq restrictions.

Reservation Requirements.    So long as any Series C Preferred Stock remains outstanding, the Company will at all times reserve at least 150% of the number of shares of Common Stock as will from time to time be necessary to effect the conversion of all Series C Preferred Stock then outstanding.

Conditions Precedent to Closing:    As set forth in the Securities Purchase Agreement, the obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the ELOC Purchase Agreement.

The Series C Certificate of Designation should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its operations that is contained in this Information Statement, as well as in the filings that we have made and may make with the SEC.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Some provisions of Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Elimination of Monetary Liability for Officers and Directors

Our Amended and Restated Certificate of Incorporation incorporates certain provisions permitted under the Delaware General Corporation Law (“DGCL”) relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a director for certain violations of law, including knowing violations of federal securities law. Our Amended and Restated Certificate of Incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at October 11, 2024, by: (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting stock then outstanding; (ii) each of our directors; (iii) each of our “named executive officers” as defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act; and (iv) our current directors and executive officers as a group.

On September 23, 2024, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split, as of 12:01 am on September 24, 2024, of all of the outstanding shares of its issued and outstanding Common Stock at a ratio of one-for-forty (1:40). As such, the beneficial ownership information presented below is on a post-split basis.

As of the Record Date, we had 8,307,668 shares of Common Stock and 3,499 shares of Series C Preferred Stock issued and outstanding. As of the Record Date, each share of Common Stock entitles the holder thereof to one vote and the Series C Preferred Stock does not entitle its holder thereof to vote. Accordingly, as of the Record Date, a total of 8,294,734 shares were entitled to vote.

The information regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Shares of Common Stock Owned
Name and Address of Beneficial Owner(1)	Number of Shares		Percentage
Named Executive Officers and Directors
Ralph Schiess	495,503	(7)	5.97%
Christian Brühlmann	433,910	(7)	5.22%
Simon Tarsh	3,737	(3)	*
Timothy Ramdeen	3,695	(4)	*
James Sapirstein	4,539	(5)	*
Thomas Meier	3,318	(2)	*
Ajit Singh	3,396	(6)	*
Karina M. Fedasz	—		—

All directors and named executive officers as a group (9 persons)	948,498		11.42%

5% Shareholders:
New Horizon Health Limited	573,080	(8)	6.89%
Altos Venture AG	2,695,931	(9)	32.45%
Scablis AG	581,938	(10)	7.00%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Onconetix, Inc., 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202.

(2)      Includes 3,318 of restricted stock awards of which 3,318 do not vest until August 31, 2025.

(3)      Includes 3,477 of restricted stock awards of which 3,318 do not vest until August 31, 2025 and 101 shares of common stock underlying options that are currently exercisable within 60 days of November 1, 2024.

(4)      Includes 3,477 of restricted stock awards of which 3,318 do not vest until August 31, 2025 and 59 shares of common stock underlying options that are currently exercisable within 60 days of November 1, 2024.

(5)      Includes 3,477 of restricted stock awards of which 3,318 do not vest until August 31, 2025 and 903 shares of common stock underlying options that are currently exercisable within 60 days of November 1, 2024.

(6)      Includes 3,396 of restricted stock awards of which 3,318 do not vest until August 31, 2025.

(7)      Excludes any options or RSUs to be granted to the individual.

(8)      Per Schedule 13G filed on September 26, 2024, New Horizon Health Limited (“New Horizon”) is the beneficial owner of 537,080 shares of Common Stock. The address of New Horizon is 13/F, T1 Building, 400 Jiang’er Road, Binjiang District, Hangzhou, Zhejiang, PRC.

(9)      Per Schedule 13D filed on September 26, 2024, Altos Venture AG (“Altos”) is the beneficial owner of 2,695,931 shares of Common Stock. The address of Altos is Obertorweg 64, CH-4123, Allschwil, Switzerland.

(10)    Per Schedule 13G filed on September 24, 2024, Scablis AG (“Scablis”) is the beneficial owner of 581,938 shares of Common Stock. The address of Scablis is Kluenenfeldstrasse 22, CH-4127 Birsfelden, Switzerland.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Onconetix, Inc., 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202, to inform us of their request; or

•        If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You CAN Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, these reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Onconetix, Inc., 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202, Attn: Interim Chief Financial Officer.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this Information Statement other than those contained in this Information Statement. If you are given any information or representations about these matters that is not discussed in this Information Statement, you must not rely on that information.

ONCONETIX, INC.
201 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
(513) 620-4101